Exhibit 10.2

SECURED PROMISSORY NOTE

US$1,000,000.00	October 12, 2006

FOR VALUE RECEIVED, AVANTOGEN ONCOLOGY, INC., a Nevada corporation (“Borrower”), promises to pay to the order of CHOPIN OPUS ONE, L.P., a Cayman Islands limited partnership (“Lender”), on December 31, 2006 (the “Maturity Date”) at Borrower’s office at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067, in lawful money of the United States of America, the principal amount of One Million Dollars ($1,000,000.00) (the “Loan”), together with interest on the principal balance outstanding from the date hereof at the rate of ten percent (10%) per annum (the “Loan Rate”) until such aggregate principal amount is paid in full.

Borrower may prepay all or part of the outstanding principal amount of this Note in whole or in part at any time.

This Note is secured by a first priority lien on all of Borrower’s assets (the “Collateral”) pursuant to that certain Security Agreement of even date herewith by and between Borrower and Lender (the “Security Agreement”). This Note, the Security Agreement, the Loan Agreement of even date herewith by and between Borrower and Lender (the “Loan Agreement”), the Warrants (as defined in the Loan Agreement) and any and all other agreements presently existing or hereafter entered into which evidence and/or secure any indebtedness from Borrower to Lender shall hereinafter be collectively referred to as the “Loan Documents”. The terms, covenants, conditions, provisions, stipulations and agreements of the Loan Documents are hereby made a part of this Note, to the same extent and with the same effect as if they were fully set forth herein. Borrower does hereby covenant to abide by and comply with each and every term, covenant, condition, provision, stipulation and agreement set forth in the Loan Documents.

Borrower shall remain liable for the payment of this Note, including interest, notwithstanding any extensions of time of payment or any indulgence of any kind or nature that Lender may grant to Borrower, whether with or without notice to Borrower, and Borrower hereby expressly waives such notice. Lender shall not be required to look first to the Collateral for payment of this Note but may proceed against Borrower in such manner as it deems desirable.

All indebtedness evidenced by this Note shall become due and payable in full on the Maturity Date. In addition, upon the occurrence of any Event of Default (as defined in the Loan Agreement), (i) all indebtedness evidenced by this Note shall automatically become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower, and (ii) Lender may exercise all rights and remedies available under the Security Agreement, the other Loan Documents and applicable law.

Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender and then only to the extent specifically set forth therein. A waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Lender by the Loan Documents shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Lender’s option.

Except as expressly provided for in this Note or any other Loan Document, Borrower waives presentment for payment, demand, notice of nonpayment of this Note, protest and notice of protest.

All covenants, agreements, representations and warranties made herein and in the other Loan Documents are deemed to have been relied upon by Lender, notwithstanding any investigation by Lender.

This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

The form and essential validity of this Note shall be governed by the laws of the State of California. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by Borrower to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding promissory note in accordance with its terms.

Time is of the essence with respect to all of Borrower’s obligations and agreements under this Note and the other Loan Documents.

This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Lender and its successors and assigns and shall be binding in accordance with the terms hereof upon Borrower and its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of the Loan Documents.

All notices required under this Note or any of the Loan Documents will be in writing and will be transmitted by personal delivery, first class mail, overnight courier or facsimile to the addresses set forth in the Loan Agreement, or to such other addresses as Borrower and Lender may specify from time to time in writing. Every notice shall be deemed to have been duly given or served on the date on which personally delivered, in person or by overnight courier service, or the date of facsimile transmission or five days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice shall in no way adversely affect the effectiveness of such notice.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Note on its behalf as of the date and year first set forth above.

AVANTOGEN ONCOLOGY, INC.

By:
Angela Bronow Davanzo
Chief Financial Officer

NO USURY. THIS NOTE IS HEREBY EXPRESSLY LIMITED SO THAT, IN NO EVENT WHATSOEVER, WHETHER BY REASON OF DEFERMENT OR ADVANCEMENT OF LOAN PROCEEDS, ACCELERATION OF MATURITY OF THE LOAN EVIDENCED HEREBY OR OTHERWISE, SHALL THE AMOUNT PAID OR AGREED TO BE PAID TO LENDER HEREUNDER FOR THE LOAN, USE, FORBEARANCE OR DETENTION OF MONEY EXCEED THE MAXIMUM INTEREST RATE PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA. IF AT ANY TIME THE PERFORMANCE OF ANY PROVISION INVOLVES A PAYMENT EXCEEDING THE LIMIT OF THE PRICE THAT MAY BE VALIDLY CHARGED FOR THE LOAN, USE, FORBEARANCE OR DETENTION OF MONEY UNDER APPLICABLE LAW, THEN AUTOMATICALLY AND RETROACTIVELY, IPSO FACTO, THE OBLIGATION TO BE PERFORMED SHALL BE REDUCED TO SUCH LIMIT, IT BEING THE SPECIFIC INTENT OF THE LENDERS AND THE BORROWER THAT ALL PAYMENTS UNDER THIS NOTE ARE TO BE CREDITED FIRST TO INTEREST AS PERMITTED BY LAW, BUT NOT IN EXCESS OF (i) THE AGREED RATE OF INTEREST HEREUNDER OR (ii) THAT PERMITTED BY LAW, WHICHEVER IS THE LESSER, AND THE BALANCE TOWARD THE REDUCTION OF PRINCIPAL.